Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271334 on Form S-8 of our reports dated August 12, 2026, relating to the financial statements of Madison Square Garden Entertainment Corp. and the effectiveness of Madison Square Garden Entertainment Corp.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP

New York, New York
August 12, 2026

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